UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   Form 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  October 12, 2005
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                                J.W. Mays, Inc.
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            (Exact name of registrant as specified in its charter)



                 New York                1-3647              11-1059070
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    (State or other jurisdiction      (Commission          (IRS. Employer
          of incorporation)           File Number)       Identification No.)


               9 Bond Street,  Brooklyn,  New York  11201-5805
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                      (Address of principal executive offices)


     (Registrant's telephone number, including area code)   718-624-7400
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                                                  This Report Contains 4 Pages.
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

Item 2.02. Results of Operations and Financial Condition



J. W. Mays, Inc. issued a press release on October 12, 2005 reporting its financial results for the three and twelve months ended July 31, 2005.
The press release reported revenues and net income for such three and twelve month periods and provided a comparison for revenues and net income to the three and twelve month periods ended July 31, 2004.

A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

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


                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         J. W. MAYS, INC.
                                                    ------------------------
                                                           (Registrant)



Dated:  October 14, 2005                 By: Mark Greenblatt
        ---------------------          ---------------------------
                                         Mark Greenblatt
                                         Vice President
                                         Principal Financial Officer


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

Press Release
                                                                 Exhibit 99(i)


                                    J. W. MAYS, INC.
                             REPORTS ON OPERATIONS
        FOR THE FISCAL YEAR AND SIX MONTHS ENDED July 31, 2005



J. W. Mays, Inc. today reported its financial results for the twelve and Three months ended July 31, 2005.

Revenues for the twelve months ended July 31, 2005 were $12,882,965 compared to revenues of $14,020,571, in the comparable 2004 twelve month period, while revenues for the current three months were $3,377,502 compared to revenues of $3,769,286 in the comparable 2004 three months.

For the fiscal year ended July 31, 2005, the Company reported net income of $348,368, or $.17 per share, compared to net income of $1,135,466, or $.56 per share, in the comparable 2004 fiscal year.

In the three months ended July 31, 2005, the Company reported net income of $154,088, or $.08 per share, compared with net income for the previous year's comparable three months of $431,987, or $.21 per share.




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Dated:   October 14, 2005

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